UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 15, 2008

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD	57104
(Address of principal executive office)	(ZIP Code)

(605)  333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03        AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a)           On October 15, 2008, the Board of Directors (the “Board”) of HF Financial Corp. (the “Company”) approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Restated Bylaws”) to revise the advance notice provisions therein.  The revisions to the Company’s bylaws are effective immediately.

The advance notice provisions set forth in Section 6 of Article I of the Company’s bylaws were revised in order to, among other things:

•              Provide that a stockholder (a “Proponent”) desiring to present a director nomination or other voting matter (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”)) before an annual meeting of stockholders must provide written notice to the Company’s Secretary regarding director nominations and other business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8) to be brought before an annual meeting of stockholders at least 90 days and not more than 120 days before the one-year anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Proponent to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company).  Before these revisions, the Company’s bylaws provided, generally, that a Proponent was required to provide such notice not less than 30 days prior to the date of the annual meeting.

•              Clarify that special meetings of stockholders may only be called by the Board of Directors (subject to the rights of holders of any class or series of preferred stock of the Company) and that only business included in the notice of special meeting of stockholders may be conducted at such meeting.

•              Provide that in the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, a Proponent who is entitled to vote in such election of directors may nominate a person or persons for election to such position(s) only if the Proponent provides written notice of such nomination(s) to the Company’s Secretary not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of (1) the 90th day prior to the date of such special meeting, or (2) the 10th day following the day on which public announcement is first made by the Company of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.

•              Broaden the type of information that must be provided to the Company regarding any proposed director nominee, including without limitation any material relationships between the director candidate and the Proponent.

•              Broaden the type of information that must be provided to the Company regarding any proposed stockholder proposal (other than director nominations), including without limitation any material interests the Proponent has in such proposed proposal and the reasons for the proposal.

•              Require the Proponent to disclose all of its ownership, voting and other economic interests in the Company’s capital stock, including without limitation derivatives and hedge positions, and to periodically report changes in such information to the Company during the proxy solicitation period.

•              Require the Proponent to provide the Company a questionnaire and written representation that, among other things, the director candidate has not given any commitment or assurance to any third party on how such director candidate, if elected, will act or vote on any issue or question that has not been previously disclosed to the Company in writing.

The above summary of the revisions to the Company’s bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated by reference herein.

ITEM 5.05        AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

(a)           On October 15, 2008, the Board adopted amendments to the Company’s Code of Conduct and Ethics (the “Code”) which applies to all of the Company’s officers, directors and employees.  The Code was amended to define or describe the duties, obligations and responsibilities of all individuals subject to the Code with respect to: reporting of violations of the Code; the use of confidential information of the Company and other parties; the use of corporate opportunities; communications with the Company’s auditors, regulators and legal counsel; reporting concerns or questions regarding accounting, internal controls, fraud or auditing matters; and fair dealing.  A copy of the Code is publicly available on the Company’s website at http://www.homefederal.com/AboutHomeFederal/HFFinancialCorp.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

3.1           Amended and Restated Bylaws of HF Financial Corp.

*                     *                     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date: October 17, 2008	By:	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
and Chief Executive Officer
(Duly Authorized Officer)

Date: October 17, 2008	By:	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of HF Financial Corp.